For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com

UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
FIRST QUARTER RESULTS

RICHMOND, VA. (April 18, 2005) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $57.9 million, or $0.39 per share (diluted), for the quarter ended March 31, 2005. This compares to FFO of $54.8 million, or $0.38 per share (diluted), for the same period a year ago.

“Our first quarter results demonstrate a continuation of the strengthening fundamentals we registered last quarter,” stated Thomas W. Toomey, President and Chief Executive Officer. “We achieved same store average occupancy of 94.4%, the highest level in over four years. This is up 1.1% from last year and up 0.3% from last quarter. All four drivers of revenue improved, helping us record a 3.8% increase in net operating income. I’m very pleased with our progress and expect to see continued strength in future quarters.”

Highlights from the First Quarter

•	Acquired one apartment community for $106 million

•	Sold 10 apartment communities for $69.1 million

•	Issued $100 million of senior unsecured notes due 2015 at an effective rate of 5.17%

•	Repaid $110 million of secured debt, reducing our secured debt ratio from 42% to 37%

•	Received $12.3 million in proceeds from the sale of shares in Rent.com to eBay

“During the first quarter, we took steps to strengthen the Company by reinvesting the gain on the sale of our Rent.com shares in areas having long-term benefits for our investors,” stated Mr. Toomey. “We financed initiatives that continue to strengthen our balance sheet and we funded incentive programs to benefit our associates. These steps are consistent with our goal of value creation over time.”

Portfolio Operating Performance and Same Community Results

During the first quarter, 63,893 apartment homes, or 82% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least five quarters as of the beginning of the most recent quarter.

Same Community Results, Year/Year
($ in thousands, except monthly rent)

	1st Qtr ’05	1st Qtr ’04	% Change
Rent and other income	$138,859	$135,704	2.3%
Concessions	3,421	3,645	-6.1%
Bad debt	144	360	-59.9%
Total income	135,294	131,699	2.7%
Expenses	52,307	51,723	1.1%
Net operating income	82,987	79,976	3.8%
Avg. monthly collections per occupied home	$716	$706	1.4%
Avg. monthly reimbursements per occupied home	31	30	3.3%
Avg. physical occupancy	94.4%	93.3%	110 bps
Operating margin	61.3%	60.7%	60 bps
Annualized resident turnover rate	56.1%	56.6%	-50 bps
Resident credit loss, % of effective rent	0.1%	0.3%	-20 bps

On a quarter-over-quarter basis, first quarter 2005 Same Community Net Operating Income (“NOI”) improved 3.8% as a result of a 2.7% increase in revenues from rental and other income and a 1.1% increase in operating expenses.

Same Community represents 41 markets, of which 28 markets, or 68%, generated positive Same Community NOI growth first quarter 2005 compared to first quarter 2004.

Same Community Results, Quarter/Quarter
($ in thousands, except monthly rent)

	1st Qtr ’05	4th Qtr ’04	% Change
Rent and other income	$138,859	$138,088	0.6%
Concessions	3,421	4,008	-14.6%
Bad debt	144	733	-80.3%
Total income	135,294	133,347	1.5%
Expenses	52,307	51,099	2.4%
Net operating income	82,987	82,248	0.9%
Avg. monthly collections per occupied home	$716	$709	1.0%
Avg. monthly reimbursements per occupied home	31	30	3.3%
Avg. physical occupancy	94.4%	94.1%	30 bps
Operating margin	61.3%	61.7%	-40 bps
Annualized resident turnover rate	56.1%	57.4%	-130 bps
Resident credit loss, % of effective rent	0.1%	0.5%	-40 bps

Sequentially, comparing first quarter 2005 to fourth quarter 2004, Same Community NOI improved 0.9% due to a 1.5% increase in revenues from rental and other income and a 2.4% increase in expenses.

Same Community represents 41 markets, of which 25 markets, or 61%, generated positive Same Community NOI growth first quarter 2005 over fourth quarter 2004.

Non-Mature Properties

The composition of the Company’s portfolio has changed significantly over the past three years. Currently, 18% of the portfolio is considered ‘non-mature’, meaning that the communities have not been owned or stabilized for more than five quarters. In the coming quarters, the Same Community portfolio will benefit from an influx of acquired properties currently considered non-mature in California, Metropolitan Washington D.C. and Florida, which are high rent and high occupancy markets. These high barrier markets comprise approximately 85% of non-mature NOI. The overall average monthly rental rate of our non-mature assets is approximately $1,000 per month.

Portfolio Repositioning

During the first quarter, the Company acquired one apartment community in Newport Beach, California with 715 apartment homes for a purchase price of $106 million (averaging $148,252 per home.) This property was acquired at a cap rate of 5.5% using forward twelve months of operations and a reserve for capital expenditures of $510 per home. This property was one of the two remaining communities to be purchased in the ESSEX transaction. For more details on this transaction, see our press release dated September 7, 2004.

The Company also sold 10 older communities in Houston and Phoenix with 1,855 apartment homes for a total of $69.1 million at a blended cap rate of 5.5% using trailing twelve months of operations less an actual capital expenditure reserve of $510 per home and a management fee of 2.75%. On average, these homes were 24 years old, approximately 900 square feet in size, and generated $629 per month in rent.

Financing Activities

During the first quarter, the Company issued $100 million of senior unsecured notes with an effective average coupon of 5.17% or a spread of 92.5 basis points to the benchmark 10 year Treasury yield. These notes represented a re-opening of the 5.25% coupon notes that were originally issued on November 1, 2004 which mature on January 15, 2015, bringing the aggregate principal amount outstanding of these notes to $200 million.

eBay Purchase of Rent.com

In February, eBay (Nasdaq: EBAY) completed its acquisition of Rent.com, a leading Internet listing web site in the apartment and rental housing industry, for approximately $415 million in cash, plus acquisition costs, net of Rent.com’s cash on hand. United Dominion owned shares in Rent.com. As a result of that sale, the Company recorded a gain of $12.3 million in the first quarter. The Company utilized approximately $9 million of the proceeds to fund prepayment penalties and offset the write off of deferred financing costs on approximately $90 million of single asset secured mortgages and $20 million outstanding debt on a $70 million secured credit facility that was terminated. These activities plus the issuance of unsecured debt reduced the Company’s secured debt ratio from 42% to 37%. The remaining proceeds were reserved to fund incentive programs to benefit our associates.

Earnings Guidance

United Dominion believes that financial results for 2005 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. The Company’s guidance for the second quarter 2005 FFO is $0.39 to $0.41 per share (diluted) and $1.57 to $1.70 per share (diluted) for the full year 2005. All guidance is based on the current expectations and judgment of the Company’s management team.

Detailed assumptions for the Company’s 2005 guidance can be found on our website at: http://media.corporate-ir.net/media_files/irol/11/112440/guidance/guidance.pdf. (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)

A reconciliation of the range provided for projected 2005 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2005

	High-end	Low-end
Funds From Operations(1)	$1.70	$1.57
Conversion to GAAP Share Count (2)	0.22	0.21
Minority Interest of OP Unit Holders (2)	(0.02)	(0.04)
Depreciation (3)	(1.58)	(1.48)
Gains (3)	0.15	0.30
Preferred Dividends	(0.07)	(0.07)
Expected Earnings Per Share	$0.40	$0.49

(1)	The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.

(2)	Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(3)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at: www.udrt.com/resources/files/Investor_Relations/1Q2005.pdf

Conference Call Information

Date: April 19, 2005
Time: 1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:
Domestic: 800-218-0713
International: 303-262-2075
If you have any questions, please contact:
Karen Droba : 312-640-6770
E-mail: kdroba@financialrelationsboard.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11027221
The playback can be accessed through April 29, 2005.

Webcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has raised the dividend each of the last 29 years. United Dominion is included in the S&P MidCap 400 Index. At March 31, 2005, the Company owned 77,704 apartment homes and had 807 homes under development. Additional information about United Dominion may be found on its Web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, the expectation that approximately 50% of projected 2005 net operating income will come from California, Florida and Metropolitan Washington D.C., delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2005	2004
Rental income	$171,331	$143,231
Rental expenses:
Real estate taxes and insurance	20,864	17,675
Personnel	17,536	14,950
Utilities	10,363	9,254
Repair and maintenance	10,687	8,486
Administrative and marketing	6,080	5,020
Property management	4,813	4,361
Other operating expenses	290	270

	70,633	60,016
Non-property income:
Sale of technology investment	12,306	—
Other income	668	395

	12,974	395
Other expenses:
Real estate depreciation and amortization	51,715	39,111
Interest	39,160	28,913
General and administrative	7,000	4,754
Loss on early debt retirement	8,464	5
Other depreciation and amortization	671	909

	107,010	73,692
Income before minority interests and discontinued operations	6,662	9,918
Minority interests of outside partnerships	(58)	(64)
Minority interests of unitholders in operating partnerships	(162)	(209)

Income before discontinued operations, net of minority interests	6,442	9,645
Income from discontinued operations, net of minority interests (including gain on sales)(A)	8,499	5,667

Net income	14,941	15,312
Distributions to preferred stockholders — Series B	(2,911)	(2,911)
Distributions to preferred stockholders — Series D (Convertible)	—	(1,036)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(1,138)
Premium on preferred stock conversions	—	(1,562)

Net income available to common stockholders	$11,099	$8,665

Earnings per weighted average common share — basic and diluted:
Income from continuing operations available to common stockholders, net of minority interests	$0.02	$0.02
Income from discontinued operations, net of minority interests	$0.06	$0.05
Net income available to common stockholders	$0.08	$0.07
Common distributions declared per share	$0.3000	$0.2925
Weighted average number of common shares outstanding — basic	136,067	126,984
Weighted average number of common shares outstanding — diluted	137,073	127,953

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at March 31, 2005.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2005	2004
Net income	$14,941	$15,312
Adjustments:
Distributions to preferred stockholders	(3,842)	(5,085)
Real estate depreciation and amortization	51,715	39,111
Minority interests of unitholders in operating partnership	162	209
Real estate depreciation related to unconsolidated entities	62	57
Discontinued Operations:
Real estate depreciation	4	3,800
Minority interests of unitholders in operating partnership	529	397
Net gain on sale of depreciable property	(7,023)	(1,205)

Funds from operations (“FFO”) — basic	$56,548	$52,596

Distribution to preferred stockholders — Series D and E (Convertible)	931	2,174

Funds from operations — diluted	$57,479	$54,770

Gains on the disposition of real estate developed for sale(A)	459	—

FFO with gains on the disposition of real estate developed for sale — diluted	$57,938	$54,770

Weighted average number of common shares and OP Units outstanding — basic	144,683	135,901
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	150,187	145,163
FFO per common share — basic	$0.39	$0.39

FFO per common share — diluted	$0.39	$0.38

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

For the three months ended March 31, 2004, distributions to preferred stockholders excludes $1.6 million related to premiums on preferred stock conversions.

(A)	See Attachment 2(A) for further discussion.

Attachment 2(A)

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS (continued)
(Unaudited)

The following is a reconciliation of GAAP gains from the disposition of real estate developed for sale to gross gains from the disposition of real estate developed for sale.

	Three Months Ended
	March 31,
In thousands	2005	2004
GAAP gains from the disposition of real estate developed for sale	$466	$—
Less: accumulated depreciation	(7)	—

Gains from the disposition of real estate developed for sale	$459	$—

Gains from the disposition of real estate investments developed for sale is defined as net sales proceeds less a tax provision (such development by REITs must be conducted in a TRS) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on real estate developed for sale to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In thousands, except share and per share amounts	2005	2004
ASSETS
Real estate owned:
Real estate held for investment	$5,167,321	$5,029,084
Less: accumulated depreciation	(1,021,170)	(978,159)

	4,146,151	4,050,925
Real estate under development	74,859	63,729
Real estate held for disposition (net of accumulated depreciation of $10,328 and $29,728)	58,655	120,755

Total real estate owned, net of accumulated depreciation	4,279,665	4,235,409
Cash and cash equivalents	1,661	7,904
Restricted cash	5,921	6,086
Deferred financing costs, net	23,463	25,151
Investment in unconsolidated development joint venture	436	458
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	—	17,039
Note receivable	5,000	5,000
Other assets	36,590	34,347
Other assets — real estate held for disposition	1,280	607

Total assets	$4,354,016	$4,332,001

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,088,451	$1,197,924
Unsecured debt	1,852,663	1,682,058
Real estate taxes payable	19,330	31,377
Accrued interest payable	24,736	18,773
Security deposits and prepaid rent	26,306	25,168
Distributions payable	45,800	44,624
Accounts payable, accrued expenses, and other liabilities	46,945	50,217
Other liabilities — real estate held for disposition	1,115	2,816

Total liabilities	3,105,346	3,052,957
Minority interests	79,942	83,593
Stockholders’ equity Preferred stock, no par value; $25 liquidation preference, 25,000,000 shares authorized; 5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2004)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares in 2004)	46,571	46,571
Common stock, $1 par value; 250,000,000 shares authorized 136,940,069 shares issued and outstanding (136,429,592 shares in 2004)	136,940	136,430
Additional paid-in capital	1,625,479	1,614,916
Distributions in excess of net income	(761,905)	(731,808)
Deferred compensation — unearned restricted stock awards	(13,757)	(6,058)

Total stockholders’ equity	1,168,728	1,195,451

Total liabilities and stockholders’ equity	$4,354,016	$4,332,001